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                        DIRECTORS' STOCK OPTION AGREEMENT

         AGREEMENT made as of February 5, 1998 between SWWT, Inc. (hereinafter referred to as the "Company"), and ________________________ (hereinafter referred to as "Director").

         WHEREAS, Director is an important and valuable non-employee director with recognized leadership and experience, and the Company deems it to be in its interest and in the interest of its shareholders to secure the services of Director for the Company; and

         WHEREAS, the Company, as an incentive to Director to continue Director's association with the Company and to increase Director's proprietary interest in the Company, desires to grant Director an option to purchase shares of the Common Stock of the Company on the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

          1.   Definitions

               (a) "Common Stock". A share of Common Stock means a share of authorized but unissued or reacquired common stock of the Company.

               (b) "Fair Market Value". The Fair Market Value of a share of Common Stock on any date shall be determined in good faith by the Board of Directors after such consultations with outside legal, accounting and other experts as the Board of Directors may deem advisable, and the Board of Directors shall maintain a written record of its method of determining such value.

          2. Grant of Option. In consideration of the foregoing, the Company hereby grants to Directors the right and option to purchase 60,000 shares of the Company's Common Stock ("Shares") which option shall be exercisable commencing on February 5, 2000. Subject to the provisions of Section 4, the Option shall terminate on February 5, 2008 and, accordingly, may not be exercised after that date. The purchase price to be paid for such Shares upon exercise of the option shall be $1,3125 per share.

          3.   Method of Exercising Option.

               (a) Subject to the conditions of Section 3 and 4 hereof, this option may be exercised, in whole at any time or in part from time to time, by giving to the Company written notice in writing to that effect which notice shall specify the date of exercise and the number of Shares in respect of which the option is to be exercised. Within thirty (30) days after receipt by it of notice of exercise of the option and upon due satisfaction of all conditions pertaining to the option as set forth in this Agreement, the Company shall
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          cause certificates for the number of Shares with respect to which the option is exercised to be issued and delivered. Payment of the purchase price for the shares with respect to which the option is exercised shall be made to the Company upon the delivery of such stock, together with revenue stamps or checks in an amount sufficient to pay any stock transfer taxes required on such delivery. The Company shall give the person or persons entitled to the same at least five
          (5) days notice of the time and place for delivery and for the payment of such purchase price.

               (b) The Company's Board of Directors, in its sole discretion, may permit Director to surrender to the Company shares of Common Stock previously acquired by Director as part or full payment of the exercise price of this option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

               (c) The Company's Board of Directors, in its sole discretion, may enter into arrangements with one or more banks, brokers, or other financial institution to facilitate the disposition of Shares acquired upon exercise of this option including, without limitation, arrangements for the simultaneous exercise of this option and the sale of Shares acquired upon exercise.

          4.   Conditions of Option.

               (a) The option herein granted to Director shall not be transferable by Director other than by will or the laws of descent and distribution or pursuant to qualified domestic relations order.

               (b) The option may be exercised by Director at any time on or after February 5, 2000 assuming Director is serving as a director of the Company. If Director ceases to be a director of the Company (for any reason other than death), the option may be exercised during the period commencing on February 5, 2000 and ending on the later to occur of (i) the first anniversary of the date he ceased to be a director and (ii) February 5, 2001, provided however that the option may not be exercised after the expiration date of the option. The option shall terminate upon expiration of this exercise period.

               (c) In the event of Director's death while serving as a Director or within the post-termination period referred to in subparagraph (b) above, then such option may be exercised by his executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributes during the period commencing on February 5, 2000 and ending on the later to occur of (i) the first anniversary of Director's death and (ii) February 5, 2001, provided however that the option may not be exercised after the expiration date of the option. The option shall terminate upon expiration of this exercise period.

          5. Capital Changes. In the event any changes are made to the shares of Common Stock (whether by reason of reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporation structure or otherwise), appropriate adjustments shall be made in the number of shares of Common Stock theretofore


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made subject to this option, and in the option price of said shares. If any of the foregoing

          6. Representation as to Investment. The exercise of the option and delivery of the Shares subject to it may be contingent upon the Company being furnished by Director, his legal representatives, or other persons entitled to exercise such option with an appropriate representation in writing, in form and substance acceptable to the Company, that at the time of such exercise it is such person's intention to acquire the Shares being purchased solely for investment purposes and not with a view to distribute.

         7. Notices. Any notice to be given by Director as required by this Agreement shall be sent to the Company at its principal executive offices and any notice from the Company to Director shall be sent to Director at Director's address as it appears on the Company's books and records. Either party may change the address to which notices are to be sent by informing the other party in writing of the new address.

         8. Restriction against Assignment. Except as otherwise expressly provided above. Director agrees on behalf of Director and of Director's executors and administrators, heirs, legatees, distributees, and any other person or persons claiming any benefits under him by virtue of this Agreement, that this Agreement and the rights, interest, and benefits under it shall not be assigned, transferred, pledge, or hypothecated in any way by Director or any executor, administrator, heir, legatee, distributee, or other person claiming under Director by virtue of this Agreement. Such rights, interest, or benefits shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of this Agreement or of such rights, interests, and benefits contrary to the preceding provisions, or the levy of any attachment or similar process thereupon, shall be null and boid and without effect.

         9. No Contract. Nothing herein shall confer upon Director the right to continue as a director of the Company. Nothing herein shall affect any rights or obligations of the Company or any Director under any written contract of employment.

         10. No Rights as a Stockholder. Director shall have no rights as a stockholder with respect to any shares of Common Stock subject to this option. Except as provided in Section 5, no adjustment shall be made in the number of shares of Common Stock issued to Director, or in any other right of Director upon exercise of this option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of this option.

         11. Registration of Optioned Shares. This option shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Securities Act of 1933, as amended, and from the registration or qualification requirements of applicable state securities laws.
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         12. Withholding Taxes. The Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes (including the withholding of shares of Common Stock otherwise issuable which have appropriate Fair Market Value) which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign to withhold in connection with this option.

         13. Prior Agreements Superseded. This Agreement reflects the entire agreement between Director and the Company with respect to the subject matter hereof and supersedes any prior oral or written understanding with respect to the subject matter.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized corporate officers, and Director has hereunto set his hand and seal, as of the day and year first above written.

                                    SWWT. Inc.

                                    By:_____________________________________
                                                      President
                                       _____________________________________
                                                      Director


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                                    EXHIBIT 1

                               NOTICE OF EXERCISE

TO:      SWWT, Inc.

1. The undersigned hereby elects to purchase _____ shares of Common Stock of SWWT, Inc., pursuant to the terms of the attached Directors' Stock Option Agreement, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

          (Name)


          (Address)


3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

                                                          ______________________
                                                          Director